EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------




We hereby consent to the incorporation by reference in the Prospectuses constituting parts of the Registration Statements on Form S-3 (File Nos. 333-02831 and 333-18921) and in the Registration Statements on Form S-8 (File Nos. 2-90727, 33-21853, 33-26239, 33-47547, 33-59233, 333-00575, 333-03245 and
333-18269) of Tribune Company of our report dated June 20, 1997 appearing on page 2 of Exhibit 99 to Tribune Company's Annual Report on Form 10-K, filed with this Form 10-K/A.





/s/ Price Waterhouse LLP
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PRICE WATERHOUSE LLP

Chicago, Illinois
June 25, 1997